                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

================================================================================


                         CHIPPAC INTERNATIONAL LIMITED
                                    Issuer


                             CHIPPAC MERGER CORP.
                                   Guarantor


                  12 3/4% Senior Subordinated Notes Due 2009


                             ____________________

                                   INDENTURE


                           Dated as of July 29, 1999


                             ____________________



                        FIRSTAR BANK OF MINNESOTA, N.A.
                                    Trustee



================================================================================

                             CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section
-------
310(a)(1)                  ..............................     7.10
   (a)(2)                  ..............................     7.10
   (a)(3)                  ..............................     N.A.
   (a)(4)                  ..............................     N.A.
   (b)                     ..............................     7.08; 7.10
   (c)                     ..............................     N.A.
311(a)                     ..............................     7.11
   (b)                     ..............................     7.11
   (c)                     ..............................     N.A.
312(a)                     ..............................     2.05
   (b)                     ..............................     11.03
   (c)                     ..............................     11.03
313(a)                     ..............................     7.06
   (b)(1)                  ..............................     N.A.
   (b)(2)                  ..............................     7.06
   (c)                     ..............................     11.02
   (d)                     ..............................     7.06
314(a)                     ..............................     4.02; 11.02
   (b)                     ..............................     N.A.
   (c)(1)                  ..............................     11.04
   (c)(2)                  ..............................     11.04
   (c)(3)                  ..............................     N.A.
   (d)                     ..............................     N.A.
   (e)                     ..............................     11.05
315(a)                     ..............................     7.01
   (b)                     ..............................     7.05; 11.02
   (c)                     ..............................     7.01
   (d)                     ..............................     7.01
   (e)                     ..............................     6.11
316(a)(last sentence)      ..............................     11.06
   (a)(1)(A)               ..............................     6.05
   (a)(1)(B)               ..............................     6.04
   (a)(2)                  ..............................     N.A.
   (b)                     ..............................     6.07
317(a)(1)                  ..............................     6.08
   (a)(2)                  ..............................     6.09
   (b)                     ..............................     2.04
318(a)                     ..............................     11.01

                          N.A. means Not Applicable.


___________________
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS

                                ARTICLE 1                                  Page
                                                                           ----
                  Definitions and Incorporation by Reference
                  ------------------------------------------

SECTION 1.01.  Definitions...............................................     1
SECTION 1.02.  Other Definitions.........................................    29
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.........    29
SECTION 1.04.  Rules of Construction.....................................    30

                                   ARTICLE 2

                                The Securities
                                --------------

SECTION 2.01.  Form and Dating...........................................    31
SECTION 2.02.  Execution and Authentication..............................    31
SECTION 2.03.  Registrar and Paying Agent................................    32
SECTION 2.04.  Paying Agent To Hold Money in Trust.......................    32
SECTION 2.05.  Securityholder Lists......................................    33
SECTION 2.06.  Transfer and Exchange.....................................    33
SECTION 2.07.  Replacement Securities....................................    34
SECTION 2.08.  Outstanding Securities....................................    34
SECTION 2.09.  Temporary Securities......................................    35
SECTION 2.10.  Cancellation..............................................    35
SECTION 2.11.  Defaulted Interest........................................    35
SECTION 2.12.  CUSIP Numbers.............................................    35
SECTION 2.13.  Issuance of Additional Securities.........................    36

                                   ARTICLE 3

                                  Redemption
                                  ----------

SECTION 3.01.  Notices to Trustee........................................    36
SECTION 3.02.  Selection of Securities To Be Redeemed....................    37
SECTION 3.03.  Notice of Redemption......................................    37
SECTION 3.04.  Effect of Notice of Redemption............................    38
SECTION 3.05.  Deposit of Redemption Price...............................    39
SECTION 3.06.  Securities Redeemed in Part...............................    39

                                   ARTICLE 4

                                   Covenants
                                   ---------

SECTION 4.01.  Payment of Securities.....................................    39
SECTION 4.02.  SEC Reports...............................................    39
SECTION 4.03.  Limitation on Indebtedness................................    40
SECTION 4.04.  Limitation on Restricted Payments.........................    45
SECTION 4.05.  Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries..............................    51
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock........    53
SECTION 4.07.  Limitation on Affiliate Transactions......................    57
SECTION 4.08.  Change of Control.........................................    60
SECTION 4.09.  Limitation on Assets of Non-Subsidiary Guarantors.........    62
SECTION 4.10.  Limitation on Sale of the Capital Stock of the Issuer.....    62
SECTION 4.11.  Future Guarantors.........................................    62
SECTION 4.12.  Withholding Taxes.........................................    63
SECTION 4.13.  Compliance Certificate....................................    65
SECTION 4.14.  Further Instruments and Acts..............................    65

                                   ARTICLE 5

                               Successor Company
                               -----------------

SECTION 5.01.  When Company, Issuer, and Subsidiary Guarantors May
                    Merge or Transfer Assets.............................    65

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

SECTION 6.01.  Events of Default.........................................    58
SECTION 6.02.  Acceleration..............................................    71
SECTION 6.03.  Other Remedies............................................    71
SECTION 6.04.  Waiver of Past Defaults...................................    71
SECTION 6.05.  Control by Majority.......................................    72
SECTION 6.06.  Limitation on Suits.......................................    72
SECTION 6.07.  Rights of Holders To Receive Payment......................    73
SECTION 6.08.  Collection Suit by Trustee................................    73
SECTION 6.09.  Trustee May File Proofs of Claim..........................    73
SECTION 6.10.  Priorities................................................    73
SECTION 6.11.  Undertaking for Costs.....................................    74
SECTION 6.12.  Waiver of Stay or Extension Laws..........................    74

                                   ARTICLE 7

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee.........................................    75
SECTION 7.02.  Rights of Trustee.........................................    76
SECTION 7.03.  Individual Rights of Trustee..............................    77
SECTION 7.04.  Trustee's Disclaimer......................................    77
SECTION 7.05.  Notice of Defaults........................................    77
SECTION 7.06.  Reports by Trustee to Holders.............................    77
SECTION 7.07.  Compensation and Indemnity................................    77
SECTION 7.08.  Replacement of Trustee....................................    78
SECTION 7.09.  Successor Trustee by Merger...............................    79
SECTION 7.10.  Eligibility; Disqualification.............................    80
SECTION 7.11.  Preferential Collection of Claims Against Company.........    80

                                   ARTICLE 8

                      Discharge of Indenture; Defeasance
                      ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities; Defeasance..........    80
SECTION 8.02.  Conditions to Defeasance..................................    81
SECTION 8.03.  Application of Trust Money................................    83
SECTION 8.04.  Repayment to Issuer.......................................    83
SECTION 8.05.  Indemnity for Government Obligations......................    84
SECTION 8.06.  Reinstatement.............................................    84

                                   ARTICLE 9

                                  Amendments
                                  ----------

SECTION 9.01.  Without Consent of Holders................................    84
SECTION 9.02.  With Consent of Holders...................................    83
SECTION 9.03.  Compliance with Trust Indenture...........................    87
SECTION 9.04.  Revocation and Effect of Consents and Waivers.............    87
SECTION 9.05.  Notation on or Exchange of Securities.....................    87
SECTION 9.06.  Trustee To Sign Amendments................................    87
SECTION 9.07.  Payment for Consent.......................................    88

                                  ARTICLE 10

                                 Subordination
                                 -------------

SECTION 10.01. Agreement To Subordinate..................................    88
SECTION 10.02. Liquidation, Dissolution, Bankruptcy......................    88
SECTION 10.03. Default on Senior Indebtedness............................    89
SECTION 10.04. Acceleration of Payment of Securities.....................    90
SECTION 10.05. When Distribution Must Be Paid Over.......................    90
SECTION 10.06. Subrogation...............................................    90
SECTION 10.07. Relative Rights...........................................    91
SECTION 10.08. Subordination May Not Be Impaired.........................    91
SECTION 10.09. Rights of Trustee and Paying Agent........................    91
SECTION 10.10. Distribution or Notice to Representative..................    92
SECTION 10.11. Article 10 Not To Prevent Events of Default
                    or Limit Right To Accelerate.........................    92
SECTION 10.12. Trust Moneys Not Subordinated.............................    92
SECTION 10.13. Trustee Entitled To Rely..................................    92
SECTION 10.14. Trustee To Effectuate Subordination.......................    93
SECTION 10.15. Trustee Not Fiduciary for Holders of Senior Indebtedness..    93
SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                    Subordination Provisions.............................    93

                                  ARTICLE 11

                               Company Guaranty
                               ----------------

SECTION 11.01. Guaranty..................................................    94
SECTION 11.02. Successors and Assigns....................................    96
SECTION 11.03. No Waiver.................................................    96
SECTION 11.04. Modification..............................................    96

                                  ARTICLE 12

                       Subordination of Company Guaranty
                       ---------------------------------

SECTION 12.01. Agreement to Subordinate..................................    97
SECTION 12.02. Liquidation, Dissolution, Bankruptcy......................    97
SECTION 12.03. Default on Senior Indebtedness of Guarantor...............    98
SECTION 12.04. Demand for Payment........................................    98
SECTION 12.05. When Distribution Must Be Paid Over.......................    98
SECTION 12.06. Subrogation...............................................    98
SECTION 12.07. Relative Rights...........................................    99

SECTION 12.08. Subordination May Not Be Impaired by Company..............    99
SECTION 12.09. Rights of Trustee and Paying Agent........................    99
SECTION 12.10. Distribution or Notice to Representative..................   100
SECTION 12.11. Article 12 Not to Prevent Defaults Under a
                    Guaranty or Limit Right To Demand Payment............   100
SECTION 12.12. Trustee Entitled To Rely..................................   100
SECTION 12.13. Trustee To Effectuate Subordination.......................   101
SECTION 12.14. Trustee Not Fiduciary for Holders of Senior
                    Indebtedness of Guarantor............................   101
SECTION 12.15. Reliance by Holders of Senior Indebtedness on
                    Subordination Provisions.............................   101

                                  ARTICLE 13

                                 Miscellaneous
                                 -------------

SECTION 13.01. Trust Indenture Act Controls..............................   101
SECTION 13.02. Notices...................................................   102
SECTION 13.03. Communication by Holders with Other Holders...............   102
SECTION 13.04. Certificate and Opinion as to Conditions Precedent........   103
SECTION 13.05. Statements Required in Certificate or Opinion.............   103
SECTION 13.06. When Securities Disregarded...............................   103
SECTION 13.07. Rules by Trustee, Paying Agent and Registrar..............   104
SECTION 13.08. Legal Holidays............................................   104
SECTION 13.09. Governing Law.............................................   104
SECTION 13.10. No Recourse Against Others................................   104
SECTION 13.11. Successors................................................   104
SECTION 13.12. Multiple Originals........................................   104
SECTION 13.13. Table of Contents; Headings...............................   105

Exhibit A - Form of Security
Rule 144A/Regulation S Appendix
Exhibit 1 to Rule 144A/Regulation S Appendix
Exhibit B - Form of Subsidiary Guaranty Agreement

                 INDENTURE dated as of July 29, 1999, among ChipPAC
               International Limited, a British Virgin Islands corporation (the "Issuer"), ChipPAC Merger Corp., a California corporation (the "Company") and Firstar Bank of Minnesota, N.A., a national banking association organized under the laws of the United States (the "Trustee").

          Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of (1) the Issuer's 12 3/4% Senior Subordinated Notes Due 2009 (the "Initial Securities") and, (2) if and when issued pursuant to a registered exchange for Initial Securities, the Issuer's 12 3/4% Senior Subordinated Notes Due 2009 (the "Exchange Securities") and, (3) if and when issued pursuant to a private exchange for Initial Securities, the Issuer's 12 3/4% Senior Subordinated Notes Due 2009 (the "Private Exchange Securities") and, (4) if and when issued, any Additional Securities (as defined herein, and together with the Private Exchange Securities, the Exchange Securities and the Initial Securities, the "Securities"):

                                   ARTICLE 1

                  Definitions and Incorporation by Reference
                  ------------------------------------------

          SECTION 1.01.  Definitions.
                         ------------

          "Additional Assets" means (1) any property or assets (other than Indebtedness and Capital Stock) in a Related Business, (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; provided, however, that any such Restricted Subsidiary
                       --------  -------
described in clauses (2) or (3) above is primarily engaged in a Related
Business.

          "Additional Securities" means, subject to the Issuer's compliance with
Section 4.03, 12 3/4% Senior Subordinated Notes Due 2009 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.06, 2.07, 2.09 or 3.06 and other than Exchange Securities or Private Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under this Indenture).

          "Advisory Agreement" means each of the agreements by and among ChipPAC, Inc., ChipPAC Limited, ChipPAC International Company Limited and each Principal entered into pursuant to the Recapitalization, as the same may be amended from time to time in a manner that is not more disadvantageous to the Company in any material respect than the original agreement as in effect on the Recapitalization Closing Date.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.04, 4.06 and 4.07 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease (other than operating leases entered into in the ordinary course of business), transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of (1), (2) and (3) above, (w) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (x) for purposes of Section 4.06 only, a disposition that constitutes a Restricted Payment permitted by Section 4.04, (y) sales or other dispositions of obsolete, uneconomical, negligible, worn-out or surplus assets in the ordinary course of business (including but not limited to equipment and intellectual property) and (z) disposition of assets with a fair market value of less than $1,000,000).

          "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (1) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (2) the sum of all such payments.

          "Bain" means Bain Capital, Inc.

          "Banks" has the meaning specified in the Credit Agreement.

          "Bank Indebtedness" means all Obligations pursuant to the Credit Agreement.

          "Board of Directors" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

          "Business Day" means each day other than a Saturday, Sunday or a day on which commercial banking institutions are authorized or required by law to close in New York City.

          "Capital Expenditure Facility" means the capital expenditure facility contained in the Credit Agreement.

          "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the

Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Change of Control" means the occurrence of any of the following events:

          (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (1), such person shall be deemed to beneficially own any Voting Stock of a Person held by any other Person (the "parent entity"), if such person is the beneficial owner (as defined in this clause (1)), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such parent entity;

          (2) individuals who on the Issue Date constituted the Board of Directors (together with any new directors (A) whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved or (B) who were elected to the Board of Directors pursuant to the Shareholders Agreement, as amended, modified or supplemented from time to time) cease for any reason to constitute a majority of the Board of Directors then in office; or

          (3) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person (in each case other than a Person that is controlled by the Permitted Holders), if the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Company Guaranty" means the Guarantee by the Company of the Issuer's obligations with respect to the Securities contained herein.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available ending on or prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however,
                                                             --------  -------
that:

          (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period;

          (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

          (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

          (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

          (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company (and shall include any applicable Pro Forma Cost Savings). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

          "Consolidated Interest Expense" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries determined in accordance with GAAP, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

          (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction, in each case, determined in accordance with GAAP;

          (2)  amortization of debt discount and debt issuance cost;

          (3)  capitalized interest;

          (4)  non-cash interest expenses;

          (5) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (6) net costs associated with Hedging Obligations involving any Interest Rate Agreement (including amortization of fees) determined in accordance with GAAP;

          (7) dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Wholly Owned Subsidiary;

          (8) interest actually paid by the Company or a Restricted Subsidiary under any Guarantee of Indebtedness of any other Person; and

          (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust;

and less, to the extent included in such total interest expense, (A) the
    ----
amortization during such period of capitalized financing costs associated with the Recapitalization and the financing thereof and (B) the amortization during such period of other capitalized financing costs.

          "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net
--------  -------
Income:

          (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

          (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

          (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restrictions during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

          (5) any extraordinary or unusual gains or losses and the related tax effect in accordance with GAAP;

          (6) any translation gains and losses due solely to fluctuations in currency values and the related tax effect in accordance with GAAP;

          (7) any cash charges resulting from the Recapitalization to the extent such charges are paid or payable by Hyundai Electronics, Hyundai Electronics America or any of their Affiliates; and

          (8)  the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such Section pursuant to clause (a)(3)(D) thereof.

          "Credit Agreement" means the Credit Agreement to be entered into by and among the Issuer, the Company, certain of its Subsidiaries, the lenders referred to therein and Credit Suisse First Boston, as Administrative Agent, together with the related documents thereto (including without limitation the term loans and revolving loans thereunder, any guarantees and security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to refund or refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders.

          "Currency Agreement" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or beneficiary.

          "CVC" means Citicorp Venture Capital Ltd.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" with respect to any Person means (1) the Bank Indebtedness; provided, however, that Bank Indebtedness outstanding
                       --------  -------
under any Credit Agreement that Refinanced in part, but not in whole, the previously outstanding Bank Indebtedness shall only constitute Designated Senior Indebtedness if it meets the requirements of succeeding clause (2); and (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $10.0 million and is specifically designated by such Person in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

          "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event
(1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (2) is convertible or exchangeable for Indebtedness or Disqualified Stock or (3) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities; provided, however, that any Capital Stock
                                   --------  -------
that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the provisions of Sections
4.06 and 4.08. Notwithstanding the foregoing, the Intel Preferred Stock as in effect on the date of issuance will be deemed not to constitute Disqualified Stock.

          "EBITDA" for any period means the sum of Consolidated Net Income, plus Consolidated Interest Expense plus the following to the extent deducted in calculating such Consolidated Net Income, without duplication: (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries, (2) depreciation expense of the Company and its consolidated Restricted Subsidiaries, (3) amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense (other than the amortization of capitalized financing costs) attributable to a prepaid cash item that was paid in a prior period) and (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period), in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

          "Equity Offering" means a primary offering of Capital Stock (other than Disqualified Stock) of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) statements and pronouncements of the Financial Accounting Standards Board and (3) such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or

(2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit or standard contractual indemnities, in each case in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

          "Guaranty" means the Company Guaranty and each Subsidiary Guaranty, as applicable.

          "Guaranty Agreement" means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor becomes subject to the applicable terms and conditions of the Indenture.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

          "Hyundai Earn-out" means the cash payment to Hyundai Electronics of up to an additional $55.0 million during the four-year period following January 1, 1999 in the event the Company exceeds certain levels of EBITDA as set forth in the Recapitalization Agreement; provided, however, in the event the final $20.0
                                --------  -------
million of such $55.0 million in cash is required to be paid to Hyundai Electronics, it shall be paid by the mandatory redemption of an equal amount of Hyundai Preferred Stock.

          "Hyundai Electronics" means Hyundai Electronics Industries Company Ltd., a Republic of Korea corporation.

          "Hyundai Preferred Stock" means the 12.5% Redeemable Preferred Stock issuable to Hyundai Electronics and/or Hyundai Electronics America in connection with the Recapitalization.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security, and the issuance as interest or dividend payments of pay-in-kind securities having identical terms to the underlying security and which pay-in-kind securities were contemplated on the issue date of such underlying security, in each case shall not be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

          (1) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

          (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts and accrued expenses payable arising in the ordinary course of business);

          (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

          (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

          (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; provided, however, that
                                                        --------  -------
the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such indebtedness at such time as determined in accordance with GAAP.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Intel" means Intel Corporation.

          "Intel Preferred Stock" means the 10.0% convertible Preferred Stock issuable to Intel pursuant to the Stock Purchase Agreement dated on or about the Recapitalization Closing Date by and between Intel and ChipPAC Merger Corp.

          "Interest Rate Agreement" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

          "Investment" with respect to any Person means any direct or indirect advance, loan (other than (A) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender and (B) commission, travel and similar advances to officers and employees made in the ordinary course of business) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 4.04:

     (1)  "Investment" shall include the portion (proportionate to the
          Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided,
                                                                    --------
          however, that upon a redesignation of such Subsidiary as a Restricted
          -------
          Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (x) the Company's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "Issue Date" means the date on which the Securities are originally issued.

          "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "Net Available Cash" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of

Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of (1) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition,
(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition, (3) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

          "Obligations" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "Permitted Holders" means (1) the Principals and any Related Party thereto and (2) any group of investors if deemed to be a "person" (as such terms is used in Section 13(d)(3) of the Exchange Act) by virtue of the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time, provided that
      --------

     (1)  a Principal is party to such Shareholders Agreement,

     (2) the persons party to the Shareholders Agreement, as so amended, supplemented or modified from time to time that were not parties and are not Affiliates of persons who were parties, to the Shareholders Agreement as of the Recapitalization Closing Date, together with their respective Affiliates (collectively, the "New Investors"), are not direct or indirect beneficial owners (determined without reference to the Shareholders Agreement) of more than 50% of the Voting Stock owned by all parties to the Shareholders Agreement as so amended, supplemented or modified, and

     (3) the New Investors, individually or in the aggregate, do not, directly or indirectly, have the right, pursuant to the Shareholders Agreement (as so amended, supplemented or modified from time to time) or otherwise to designate more than 50% of the members of the Board of Directors of the Company or any direct or indirect parent entity of the Company.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in:

          (1) a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that
                                                      --------  -------
     the primary business of such Restricted Subsidiary is a Related Business;

          (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Related
     --------  -------
     Business;

          (3) Temporary Cash Investments;

          (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however,
                                                             --------  -------
     that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

          (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (6) loans or advances to employees, directors, officers or consultants made in the ordinary course of business of the Company or such Restricted Subsidiary;

          (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

          (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.06;

          (9) Currency Agreements and Interest Rate Agreements entered into in the ordinary course of the Company's business and otherwise in compliance with the Indenture; and

          (10) so long as no Default shall have occurred and be continuing (or result therefrom), any Person in an aggregate amount which, when added together with the amount of all the Investments made pursuant to this clause (10) which at such time have not been repaid through repayments of loans or advances or other transfers of assets, does not exceed the greater of (A) $30.0 million and (B) 7.5% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

          "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Secu rity which is due or overdue or is to become due at the relevant time.

          "Principal" means Bain and SXI Holders.

          "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs that were

          (1) directly attributable to an asset acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act in effect and applied as of the Issue Date, or

          (2) implemented by the business that was the subject of any such asset acquisition within six months of the date of the asset acquisition and that are supportable and quantifiable by the underlying accounting records of such business, as if, in the case of each of clause (1) and (2), all such reductions in costs had been effected as of the beginning of such period.

          "Recapitalization" means the plan of recapitalization and merger pursuant to the Agreement and Plan of Recapitalization and Merger dated as of March 13, 1999 as amended on or prior to the Issue Date, among Hyundai Electronics Industries Co., Ltd., Hyundai Electronics America, ChipPAC, Inc. and ChipPAC Merger Corp.

          "Recapitalization Closing Date" means the date the Company consummates the Recapitalization.

          "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "Refinancing Indebtedness" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that (1) such
                                     --------  -------
Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced, (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; provided further, however, that
                                         -------- -------  -------
Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

          "Registration Rights Agreement" means the Registration Rights Agreement, dated July 29, 1999, among the Issuer, the Company, Credit Suisse First Boston Corporation and Donaldson Lufkin & Jenrette.

          "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Issue Date.

          "Related Party" with respect to any Principal means:

          (1) any controlling stockholder, or 80% (or more) owned Subsidiary of such Principal;

          (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause
              (1); or

          (3) any Affiliate of any Person.

          "Representative" means any trustee, agent or representative (if any) for an issue of Senior Indebtedness of the Company; provided, however, that if
                                                    --------  -------
and for so long as any Senior Indebtedness lacks such a representative, then the Representative for such Senior Indebtedness shall at all times be the holders of a majority in outstanding principal amount of such senior Indebtedness.

          "Restricted Payment" with respect to any Person means:

          (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock in their capacity as such (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

          (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase, or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) the making of any Investment in any Person (other than a Permitted Investment).

          In determining the amount of any Restricted Payment made in property other than cash, such amount shall be the fair market value of such property at the time of such Restricted Payment, as determined in good faith by the Board of Directors.

          "Restricted Subsidiary" means any Subsidiary of the Company (including the Issuer) that is not an Unrestricted Subsidiary.

          "Revolving Credit Facility" means the revolving credit facility contained in the Credit Agreement and any other facility or financing arrangement that Refinances or replaces, in whole or in part, any such revolving credit facility.

          "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

          "SEC" means the Securities and Exchange Commission.

          "Secured Indebtedness" means any Indebtedness of the Company secured by a Lien.

          "Securities" means the Securities issued under this Indenture.

          "Senior Indebtedness" of any Person means all (1) Bank Indebtedness of or guaranteed by such Person, whether outstanding on the Issue Date or thereafter Incurred, and (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred, including interest thereon, in respect of
(A) Indebtedness for money borrowed, (B) Indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable and (C) Hedging Obligations, unless, in the case of (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the obligations under the Notes; provided, however, that Senior Indebtedness
                                 --------  -------
shall not include (i) any obligation of such Person to any subsidiary of such Person, (ii) any liability for Federal, state, local or other taxes owed or owing by such Person, (iii) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (iv) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior by its terms to any other Indebtedness or other obligation of such Person or (v) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture (but as to any such Indebtedness under the Credit Agreement, no such violation shall be deemed to exist if the Representative of the Lenders thereunder shall have received an officers' certificate of the Company to the effect that the issuance of such Indebtedness does not violate such covenant and setting forth in reasonable detail the reasons therefor).

          "Senior Subordinated Indebtedness" means (1) with respect to the Issuer, the Notes and any other Indebtedness of the Issuer that specifically provides that such Indebted ness is to rank pari passu with the Notes in right
                                             ---- -----
of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of the Issuer which is not Senior Indebtedness of the Issuer and (2) with respect to the Company or a Subsidiary Guarantor, their respective Guarantees of the Notes and any other Indebtedness of such Person that specifically provides that such Indebtedness rank pari passu with
                                                              ---- -----
such Guaranty in respect of payment and is not subordinated by its terms in respect of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

          "Shareholders Agreement" means the Shareholders Agreement to be entered into on the Recapitalization Closing Date by and among Hyundai Electronics, Hyundai Electronics America, SXI Group LLC, certain Bain Related Parties and ChipPAC, Inc.

          "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

          "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" means any Indebtedness of the Issuer, the Company or any Subsidiary Guarantor (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to, in the case of the Issuer, the Securities or, in the case of the Company or such Subsidiary Guarantor, its Guaranty, pursuant to a written agreement to that effect.

          "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (1) such Person,
(2) such Person and one or more Subsidiaries of such Person or (3) one or more Subsidiaries of such Person.

          "Subsidiary Guarantor" means ChipPAC (Barbados) Ltd., ChipPAC Limited, ChipPAC Korea Company Ltd., ChipPAC Luxembourg S.a.R.L. and ChipPAC Liquidity Management Hungary Limited Liability Company and any other subsidiary of the Company that Guarantees the Company's obligations with respect to the Notes.

          "Subsidiary Guaranty" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Securities.

          "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty Agreement, to be dated the Recapitalization Closing Date, between the Subsidiary Guarantors and the Issuer, in the form attached as Exhibit B to this Indenture.

          "SXI Group LLC" means SXI Group LLC, a Delaware limited liability company.

          "SXI Holders" means (1) CVC, (2) SXI Group LLC and (3) any officer, employee or director of CVC or any trust, partnership or the entity established solely for the benefit of such officers, employees or directors.

          "Temporary Cash Investments" means any of the following:

          (1) any evidence of indebtedness, maturing not more than one year after the date of investment by the Company, the Issuer or any other Restricted Subsidiary, issued by the United States of America or any instrumentality agency thereof, or by the Republic of Korea or any instrumentality or agency thereof, or by the Asian Development Bank, the World Bank or any other supranational organization (collectively, "Government Entities") and guaranteed or otherwise backed, directly or indirectly fully as to principal, premium, if any, and interest, by the Government Entity issuing such indebtedness;

          (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $250.0 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

          (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

          (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

          "Term Loan Facilities" means the term loan facilities contained in the Credit Agreement and any other facility or financing arrangement that Refinances in whole or in part any such term loan facility.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                                                          ------
77bbbb) as in effect on the date of this Indenture.

          "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as set forth on the Company's most recent consolidated balance sheet.

          "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

          "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

          "Unrestricted Subsidiary" means (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the
                                       --------  -------
Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.04. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted

Subsidiary; provided, however, that immediately after giving effect to such
            --------  -------
designation (x) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (y) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

          Except as described under Section 4.03 whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

          "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

          "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "Wholly Owned Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is at least 95% owned by the Company or one or more Wholly Owned Subsidiaries.

          SECTION 1.02.  Other Definitions.
                         ------------------

                                                   Defined in
                         Term                        Section
                         ----                      ----------
     "Additional Amounts".......................     4.12
     "Affiliate Transaction"....................     4.08
     "Bankruptcy Law"...........................     6.01
     "Blockage Notice"..........................    10.03
     "covenant defeasance option"...............     8.01(b)
     "Custodian"................................     6.01
     "Event of Default".........................     6.01
     "Excluded Holder"..........................     4.12
     "legal defeasance option"..................     8.01(b)
     "Legal Holiday"............................    13.08
     "Offer"....................................     4.07(b)
     "Offer Amount".............................     4.07(c)(2)
     "Offer Period".............................     4.07(c)(2)
     "pay the Securities".......................    10.03
     "Paying Agent".............................     2.03
     "Payment Blockage Period"..................    10.03
     "Purchase Date"............................     4.07(c)(1)
     "Registrar"................................     2.03
     "Successor Company"........................     5.01
     "Taxes"....................................     4.12

          SECTION 1.03.  Incorporation by Reference of Trust Indenture Act.
                         --------------------------------------------------
This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and each Guaranty;

          "indenture security holder" means a Securityholder;

          "indenture to be qualified" means this Indenture and each guaranty;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Issuer, the Company, each Subsidiary Guarantor and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

          SECTION 1.04.  Rules of Construction.  Unless the context otherwise
                         ----------------------
requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

          (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater; and

          (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued.

                                   ARTICLE 2

                                The Securities
                                --------------

          SECTION 2.01.  Form and Dating.  Provisions relating to the Initial
                         ----------------
Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

          SECTION 2.02.  Execution and Authentication.  One Officer shall sign
                         -----------------------------
the Securities for the Issuer by manual or facsimile signature.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate and deliver Securities for original issue in an aggregate principal amount of $1,000, upon a written order of the Issuer signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Issuer. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and, in the case of an issuance of Additional Securities pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with
Section 4.03.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate the Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

          SECTION 2.03.  Registrar and Paying Agent.  The Issuer shall maintain
                         ---------------------------
an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange.
The Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

          The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

          The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

          SECTION 2.04.  Paying Agent To Hold Money in Trust.  Prior to each due
                         ------------------------------------
date of the principal and interest on any Security, the Issuer shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the

Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.  Securityholder Lists.  The Trustee shall preserve in as
                         ---------------------
current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

          SECTION 2.06.  Transfer and Exchange.  The Securities shall be issued
                         ----------------------
in registered form and shall be transferable only upon the surrender of a Security for registration of transfer. When a Security is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(1) of the Uniform Commercial Code are met. When Securities are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's or co-registrar's request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

          Prior to the due presentation for registration of transfer of any Security, the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Issuer, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.07.  Replacement Securities.  If a mutilated Security is
                         -----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Issuer and the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security.

          Every replacement Security is an additional obligation of the Issuer.

          SECTION 2.08.  Outstanding Securities.  Securities outstanding at any
                         -----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

          If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities

(or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09.  Temporary Securities.  Until definitive Securities are
                         ---------------------
ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

          SECTION 2.10. Cancellation.  The Issuer at any time may deliver
                        -------------
Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee to deliver canceled Securities to the Issuer.
The Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancellation.

          SECTION 2.11.  Defaulted Interest.  If the Issuer defaults in a
                         -------------------
payment of interest on the Securities, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.12.  CUSIP Numbers.  The Issuer in issuing the Securities
                         --------------
may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state
--------  -------
that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

          SECTION 2.13.  Issuance of Additional Securities. The Issuer shall be
                         ----------------------------------
entitled, subject to its compliance with Section 4.03, to issue Additional Securities under this Indenture which shall have identical terms as the Initial Securities issued on the Issue Date, other than with respect to the date of issuance, issue price and amount of interest payable on the first payment date applicable thereto. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities or Private Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

          With respect to any Additional Securities, the Issuer shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

          (1) the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to this Indenture;

          (2) the issue price and the issue date of such Additional Securities and the amount of interest payable on the first payment date applicable thereto; provided, however, that no Additional Securities may be issued at
              --------  -------
     a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

          (3) whether such Additional Securities shall be transfer restricted securities and issued in the form of Initial Securities as set forth in the Appendix to this Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit A.


                                   ARTICLE 3

                                   Redemption
                                   ----------

          SECTION 3.01.  Notices to Trustee.  If the Issuer elects to redeem
                         -------------------
Securities pursuant to paragraph 5 of the

Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

          If the Issuer is required to redeem Securities pursuant to paragraph 6 of the Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Issuer has not previously delivered to the Trustee for cancellation, it shall deliver such Securities with the notice.

          The Issuer shall give each notice to the Trustee provided for in this Section at least 35 but not more than 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein.

          SECTION 3.02.  Selection of Securities To Be Redeemed.  If fewer than
                         ---------------------------------------
all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03.  Notice of Redemption.  At least 30 days but not more
                         ---------------------
than 60 days before a date for redemption of Securities, the Issuer shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The Issuer will prepare and deliver to the Trustee the notice of the Special Redemption on or prior to the Business Day immediately preceding, and the Trustee will send by first class mail a copy of such notice to the Holders of the Securities on the date it delivers notice to the Trustee pursuant to
Section 3.01.

          The notice shall identify the Securities to be redeemed and shall state:

          (1) the redemption date;

          (2) the redemption price;

          (3) the name and address of the Paying Agent;

          (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

          (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

          (6) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

          (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

          (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

          At the Issuer's request, the Trustee shall give the notice of redemption in the Issuer's name and at the Issuer's expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

          SECTION 3.04.  Effect of Notice of Redemption. Once notice of
                         -------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date). Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05.  Deposit of Redemption Price.  On or prior to the
                         ----------------------------
redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Issuer to the Trustee for cancellation.

          SECTION 3.06.  Securities Redeemed in Part.  Upon surrender of a
                         ----------------------------
Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.


                                   ARTICLE 4

                                   Covenants
                                   ---------

          SECTION 4.01.  Payment of Securities.  The Issuer shall promptly pay
                         ----------------------
the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

          The Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02.  SEC Reports.  Notwithstanding that the Issuer may not
                         ------------
be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer shall file with the SEC and provide the Trustee and

Securityholders with such annual reports and such information, documents and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections. The Issuer also shall comply with the other provisions of TIA (S) 314(a).

          SECTION 4.03.  Limitation on Indebtedness. (a)  The Company shall not,
                         ---------------------------
and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness except that the Company and the Issuer may Incur Indebtedness if, after giving pro forma effect thereto, the Consolidated Coverage Ratio exceeds 2.0 to 1.0.

          (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

     (1) Indebtedness of the Company or any Restricted Subsidiary Incurred pursuant to any Revolving Credit Facility; provided, however, that,
                                                     --------  -------
          immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $50.0 million and (B) the sum of (x) $20.0 million, (y) 50% of the book value of the inventory of the Company and its Restricted Subsidiaries and (z) 80% of the book value of the accounts receivables of the Company and its Restricted Subsidiaries; provided, however, that such Indebtedness may only be Incurred by a Restricted Subsidiary if such Indebtedness, when added together with the amount of all other Indebtedness Incurred by Restricted Subsidiaries pursuant to this clause (1) and then outstanding, does not exceed an amount equal to 50% of the greater of
          (x) the amount in clause (A) above and (y) the amount determined in clause (B) above;

     (2) Indebtedness of the Issuer Incurred pursuant to any Term Loan Facilities; provided, however, that, after giving effect to any such
                      --------  -------
          Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (2) and then outstanding does not exceed $190.0 million less the aggregate sum of all principal payments actually made from time to time after the Issue Date with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under Section 4.06;

     (3) Indebtedness of the Issuer Incurred prior to the second anniversary of the Recapitalization Closing Date, pursuant to any Capital Expenditure Facility (and Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed $20.0 million;

     (4) Indebtedness of the Company or any Restricted Subsidiary owed to and held by the Company or a Restricted Subsidiary; provided, however,
                                                          --------  -------
          that any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

     (5) Indebtedness consisting of the Initial Securities and the Exchange Securities (other than Additional Securities);

     (6) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3), (4) or (5) of this covenant);

     (7) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (4), (5), (6), (8) or this clause (7); provided, however, that to the extent such Refinancing
                      --------  -------
          Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (8), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

     (8) Indebtedness of a Person Incurred and outstanding on or prior to the date on which such Person was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in anticipation of, in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Person was acquired by the Company or a Restricted Subsidiary); provided,
                                                               --------
          however, that after giving pro forma effect thereto, (a) the
          -------
          Consolidated Coverage Ratio increases as a consequence of such incurrence and related acquisition and (b) the Consolidated Coverage Ratio is at least 1.5 to 1.0;

     (9) Hedging Obligations of the Company or any Restricted Subsidiary under or with respect to Interest Rate Agreements and Currency Agreements entered into in the ordinary course of business and not for the purpose of speculation;

     (10) Indebtedness of the Company or any Restricted Subsidiary in respect of performance bonds, completion guarantees and surety or appeal bonds entered into by the Company and the Restricted Subsidiaries in the ordinary course of their business;

     (11) Indebtedness consisting of the Guaranties and Guarantees of other Indebtedness otherwise permitted to be Incurred pursuant to the Indenture;

     (12) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is satisfied within five business days of Incurrence;

     (13) Indebtedness (including Capital Lease Obligations) Incurred by the Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (13) and then outstanding, does not exceed the greater of (A) $15.0 million and (B) 5% of Total Assets (in each case including any Refinancing Indebtedness with respect thereto);

     (14) Indebtedness Incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business including, without limitation, letters of credit to procure raw materials, or in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims;

     (15) Indebtedness of the Company issued to directors, employees, officers or consultants of the Company or a Restricted Subsidiary in connection with the redemption or purchase of Capital Stock that, by its terms, is subordinated to the Securities, is not secured by any assets of the Company or its Restricted Subsidiaries and does not require cash payments prior to the Stated Maturity of the Securities and Refinancing Indebtedness in respect thereof, in an aggregate principal amount which, when added together with the amount of Indebtedness Incurred pursuant to this clause (15) and then outstanding, does not exceed $5.0 million;

     (16) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum
                                                 --------
          assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

     (17) Indebtedness arising from the Recapitalization Agreement providing for indemnification, adjustment of purchase price, earn out or other similar business obligations; and

     (18) Indebtedness of the Company or a Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of the Company and the Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (17) above or paragraph
          (a) above) does not exceed $20.0 million.

          (c) Notwithstanding the foregoing, the Company shall not, and shall not permit any Restricted Subsidiary to, Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities or the relevant Guaranty, as applicable, to at least the same extent as such Subordinated Obligations.

          (d) For purposes of determining compliance with the foregoing covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Issuer, in its sole discretion, will classify such item of Indebtedness at the time of its Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor the Issuer shall, and the Company shall not permit any Subsidiary Guarantor to, Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of the Issuer, the Company or such Subsidiary Guarantor, as applicable, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness or (2) any Secured Indebtedness (other than trade payables incurred in the ordinary course of business) that is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities or the relevant Guaranty, as applicable, equally and ratably with such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien.

          (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness, provided, however, that
                   --------  -------
if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (i) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (ii) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

          SECTION 4.04.  Limitation on Restricted Payments. (a)  The Company
                         ----------------------------------
shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company is not able to Incur an additional $1.00 of Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum (without duplication) of:

              (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Securities are originally issued to the end of the most recent fiscal quarter for which internal financial statements are available on or prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale of, or capital contribution in respect of, its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary or Indebtedness Guaranteed by the Company or any Subsidiary); and the fair market value (as determined in good faith by resolution of the Board of Directors of the Company) of property (other than cash that would constitute Temporary Cash Equivalents or a Related Business) received by the Company or a Restricted Subsidiary subsequent to the Issue Date as a contribution to its common equity capital (other than from a Subsidiary or that was financed with loans from the Company or any Restricted Subsidiary);

               (C) the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

               (D) an amount equal to the sum of (i) the net reduction in Investments in any Person resulting from dividends, repayments of loans or advances or other transfers of assets subsequent to the Issue Date, in each case to the Company or any Restricted Subsidiary from such Person, and (ii) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however,
                                                            --------  -------
          that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person.

          (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

          (1) any Restricted Payment made by exchange for, or out of the proceeds of the substantially concurrent sale of, or capital contribution in respect of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent that the purchase by such plan or trust is financed by Indebtedness of such plan or trust to the Company or any Subsidiary of the Company or Indebtedness Guaranteed by the Company or any Subsidiary of the Company); provided, however, that (A) such Restricted Payment shall be
               --------  -------
     excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under Section 4.03; provided, however, that such purchase,
                                   --------  -------
     repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

          (3) any purchase or redemption of Disqualified Stock of the Company or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent sale of, Disqualified Stock of the Company or a Restricted Subsidiary which is permitted to be Incurred pursuant to the covenant described under Section 4.03; provided, however, that such
                                            --------  -------
     purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (4) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however,
                                                             --------  -------
     that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments;

          (5) upon the occurrence of a Change of Control and within 60 days after the completion of the offer to repurchase the Securities pursuant to
     Section 4.08 herein (including the purchase of the Securities tendered), any purchase or redemption of Subordinated Obligations required pursuant to the terms thereof as a result of such Change of Control at a purchase or redemption price not to exceed the outstanding principal amount thereof, plus any accrued and unpaid interest; provided, however, that (A) at the
                                           --------  -------
     time of such purchase or redemption no Default shall have occurred and be continuing (or would result therefrom), (B) the Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under Section 4.03 after giving pro forma effect to such Restricted Payment and (C) such purchase or redemption shall be included in the calculation of the amount of Restricted Payments;

          (6) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; provided, however, that such dividend shall be included
                         --------  -------
     in the calculation of the amount of Restricted Payments;

          (7) the repurchase or other acquisition of shares of, or options to purchase shares of, common stock of the Company or any of its Subsidiaries from employees, former employees, consultants, former consultants, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, consultants, former consultants, directors or former directors), pursuant to the terms of the agreements (including employment and consulting agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock; provided, however, that the aggregate amount
                                  --------  -------
     of such repurchases shall not exceed the sum of (x) $5.0 million, (y) the Net Cash Proceeds from the sale of Capital Stock to members of management or directors of the Company and its Subsidiaries that occurs after the Issue Date (to the extent the Net Cash Proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(B) of paragraph (a) above and (z) the cash proceeds of any "Key man" life insurance policies that are used to make such repurchases); provided further, however, that (A) such repurchases shall
                   -------- -------  -------
     be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

          (8) payments required pursuant to the terms of the Recapitalization Agreement to consummate the Recapitalization pursuant to the terms of the Recapitalization Agreement; provided, however, that such payments shall be
                                 --------  -------
     excluded in the calculation of the amount of Restricted Payments;

          (9) payments in respect of the Hyundai Earn-out pursuant to the terms of the Recapitalization Agreement as in effect on the Issue Date; provided,
                                                                       --------
     however, that such payments shall be excluded in the calculation of the
     -------
     amount of Restricted Payments;

          (10) payments of in-kind dividends when due on the Hyundai Preferred Stock pursuant to the terms of such Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that such payments
                                        --------  -------
     shall be excluded in the calculation of the amount of Restricted Payments;

          (11) payments of cash dividends when due on and after 5 /1/2/ years from the Recapitalization Closing Date on the Hyundai Preferred Stock pursuant to the terms of such Hyundai Preferred Stock as in effect on the Recapitalization Closing Date; provided, however, that such payments shall
                                    --------  -------
     be included in the calculation of the amount of Restricted Payments;

          (12) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided, however, that such payments shall be excluded in
                    --------  -------
     the calculation of the amount of Restricted Payments;

          (13) payments not to exceed $200,000 in the aggregate solely to enable the Company to make payments to holders of its Capital Stock in lieu of the issuance of fractional shares of its Capital Stock; provided, however, that
                                                         --------  -------
     such payments shall be excluded in the calculation of the amount of Restricted Payments;

          (14) Restricted Payments not to exceed $15.0 million payable on Capital Stock (including Disqualified Stock) issued to customers, clients, suppliers or purchasers or sellers of goods or services of the Company or a Restricted Subsidiary in connection with a strategic investment in the Company or a Restricted Subsidiary by such customers, clients, suppliers or purchasers or sellers of goods or services; provided, however, that such
                                                 --------  -------
     payments shall be included in the calculation of the amount of Restricted Payments; or

          (15) Restricted Payments not exceeding $15.0 million in the aggregate for any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations, provided, however,
                                                          --------  -------
     that (A) at the time of such Restricted Payments, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments; or

          (16) the distribution, as a dividend or otherwise, of shares of Capital Stock or assets of an Unrestricted Subsidiary provided that the fair market value (as determined in good faith by the Board of Directors of the Company) of such shares of Capital Stock or assets shall not exceed the amount of the Investments that were made (and not subsequently reduced pursuant to clause (3)(D) of paragraph (a) above) by the Company in such Unrestricted Subsidiary and were treated as Restricted Payments or were included in the calculation of the amount of Restricted Payments previously made; provided, however, that (A) such distributions shall be excluded in
           --------  -------
     the calculation of the amount of Restricted Payments and (B) any net reduction in Investments in such Unrestricted Subsidiary resulting from such distribution shall be excluded from the calculation of amounts under clause (3)(D) of paragraph (a) above;

          (17) Restricted Payments not exceeding $7.5 million in the aggregate;

     provided, however, that (A) at the time of such Restricted Payments, no
     --------  -------
     Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.

          SECTION 4.05.  Limitation on Restrictions on Distributions from
                         ------------------------------------------------
Restricted Subsidiaries.  The Company shall not, and shall not permit any
------------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Issuer or the Company or (c) transfer any of its property or assets to the Issuer or the Company, except:

     (1) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date (including the Indenture, the Securities and the Guaranties), or, in the case of the Credit Agreement, as in effect on the Recapitalization Closing Date;

     (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

     (3) any encumbrance or restriction pursuant to an agreement (A) evidencing Indebtedness Incurred without violation of the Indenture or (B) effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); provided,
                                                                    --------
          however, that in the case of clauses (A) and (B), the encumbrances and
          -------
          restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, in the good faith judgment of the Board of Directors, no more restrictive in any material respect than the encumbrances and restrictions with respect to such Restricted Subsidiary contained in agreements of such Restricted Subsidiary in effect at, or entered into on, the Issue Date or the Recapitalization Closing Date;

     (4) any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder or in licenses entered into in the ordinary course of business to the extent such licenses restrict the transfer of the license or the property licensed thereunder;

     (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

     (6) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

     (7) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (c) above;

     (8) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business;

     (9) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

     (10) any restriction arising under applicable law, regulation or order;

     (11) any agreement or instrument governing Capital Stock (other than Disqualified Stock) of any Person that is in effect on the date such Person is acquired by the Company or a Restricted Subsidiary;

     (12) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

     (13) any restriction in any agreement that is not more restrictive than the restrictions under the terms of the Credit Agreement as in effect on the Recapitalization Closing Date.

          SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock.
                         ---------------------------------------------------
(a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

     (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

     (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; and

     (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or such Restricted Subsidiary, as the case may be, pursuant to one or more of the following:

          (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Issuer or Indebtedness (other than any Disqualified Stock) of the Company or another Restricted Subsidiary of the Company (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the closing date of such Asset Disposition and the receipt of such Net Available Cash;

          (B) to the extent the Company elects, to acquire Additional Assets within one year from (or enter into a binding commitment to acquire Additional Assets, provided that such commitment shall be subject only to customary conditions (other than financing) and such acquisition shall be consummated within two years from) the later of the closing date of such Asset Disposition and the receipt of such Net Available Cash; and

          (C) to the extent the Company elects, or to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Securities (and to holders of other Senior Subordinated Indebtedness of the Issuer designated by the Issuer) to purchase Securities (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indenture;

provided, however, that in connection with any prepayment, repayment or purchase
--------  -------
of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and, in the case of any revolving facility, shall cause the related loan commitment, if any, to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased. Notwithstanding the foregoing provisions of this paragraph, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this paragraph except to the extent that the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this paragraph exceeds $10.0 million.
Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Permitted Investments or used to temporarily reduce loans outstanding under any revolving credit facility.

          For the purposes of this covenant, the following are deemed to be cash or cash equivalents: (x) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition, (y) securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash and (z) any Additional Assets (so long as such Additional Assets were acquired for fair market value in connection with the transaction giving rise to such Asset Disposition, as determined in good faith by the Board of Directors of the Company of such Restricted Subsidiary, as applicable), which Additional Assets shall be deemed to have been acquired pursuant to clause (A) of the preceding paragraph in connection with such Asset Disposition.

          (b) In the event of an Asset Disposition that requires the purchase of the Securities (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(C) above, the Issuer will be required to purchase Securities tendered pursuant to an offer by the Issuer for the Securities (and other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (without premium) plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the Securities (and any other Senior Subordinated Indebtedness) tendered exceeds the Net Available Cash allotted to the purchase thereof, the Issuer will select the Securities (and any other Senior Subordinated Indebtedness) to be purchased on a pro rata basis but in denominations of $1,000 or multiples thereof. The Issuer shall not be required to make such an offer to purchase Securities (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $10.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (1) Promptly, and in any event within 10 days after the Issuer becomes obligated to make an Offer, the Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Issuer which the Issuer in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Issuer, the most recent subsequently filed Quarterly Report on Form

10-Q and any Current Report on Form 8-K of the Issuer filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such Reports, and (iii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the information contained in clause (3).

          (2) Not later than the date upon which written notice of an Offer is delivered to the Trustee as provided below, the Issuer shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Offer (the "Offer Amount"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.06(a). On such date, the Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Issuer is acting as its own paying agent, segregate and hold in trust) in Temporary Cash Investments, maturing on the last day prior to the Purchase Date or on the Purchase Date if funds are immediately available by open of business, an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section. Upon the expiration of the period for which the Offer remains open (the "Offer Period"), the Issuer shall deliver to the Trustee for cancellation the Securities or portions thereof which have been properly tendered to and are to be accepted by the Issuer. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Securities delivered by the Issuer to the Trustee is less than the Offer Amount applicable to the Securities, the Trustee shall deliver the excess to the Issuer immediately after the expiration of the Offer Period for application in accordance with this Section.

          (3) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities (and any other Senior Subordinated Indebtedness included in the Offer) surrendered by holders thereof exceeds the Offer Amount, the Issuer shall select the Securities other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Issuer so that only Securities and the other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (4) At the time the Issuer delivers Securities to the Trustee which are to be accepted for purchase, the Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (d) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this covenant by virtue thereof.

          SECTION 4.07.  Limitation on Affiliate Transactions.  (a)  The Company
                         -------------------------------------
shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company involving aggregate consideration in excess of $2.5 million (an "Affiliate Transaction") unless the terms thereof:

     (1) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate;

     (2) have been approved by a majority of the disinterested members of the Board of Directors; and

     (3) if such Affiliate Transaction involves an amount in excess of $10.0 million, have been determined by (A) a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or (B) an accounting or appraisal firm nationally recognized in making such determinations to be on terms that are not less favorable to the Company and its Restricted Subsidiaries than the terms that could be obtained in an arms-length transaction from a Person that is not an Affiliate of the Company.

          (b)  The provisions of the foregoing paragraph (a) shall not prohibit:

     (1)  any Restricted Payment permitted to be paid pursuant to Section 4.04;

     (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

     (3) the grant of stock options or similar rights to employees and directors of the Company or its Restricted Subsidiaries pursuant to plans approved by the Board of Directors;

     (4) loans or advances to employees, directors, officers or consultants (A) in the ordinary course of business or (B) otherwise in an aggregate amount not to exceed $5.0 million in the aggregate outstanding at any one time;

     (5) reasonable fees, compensation or employee benefit arrangements to and indemnity provided for the benefit of employees, directors, officers or consultants of the Company or any Subsidiary in the ordinary course of business;

     (6) any transaction exclusively between or among the Company and its Restricted Subsidiaries or between or among Restricted Subsidiaries; provided, however, that such transactions are not otherwise prohibited
          --------  -------
          by the Indenture;

     (7) the payment of management, consulting and advisory fees and related expenses made pursuant to the Advisory Agreements as in effect on the Recapitalization Closing Date and the payment of other customary management, consulting and advisory fees and related expenses to the Principals and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which fees and expenses are made pursuant to arrangements approved by the Board of Directors of the Company or such Restricted Subsidiary in good faith;

     (8) pursuant to written agreements in effect on the Recapitalization Closing Date and as amended, renewed or extended from time to time; provided, however, that any such amendment, renewal or extension shall
          --------  -------
          not contain terms which are materially less favorable to the Company and its Restricted Subsidiaries than those in the agreements in effect on the Recapitalization Closing Date;

     (9) any agreement with the Company or any Restricted Subsidiary as in effect as of the Recapitalization Closing Date or any amendment or replacement thereto or any transaction contemplated thereby (including pursuant to any amendment or replacement thereto) so long as any such amendment or replacement agreement is not more disadvantageous to the Company or such Restricted Subsidiary in any material respect than the original agreement as in effect on the Recapitalization Closing Date;


     (10) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders Agreement and any similar agreements which it may enter into thereafter; provided,
                           --------
          however, that the existence of, or the performance by the Company or
          -------
          any of its Restricted Subsidiaries of obligations under, any future amendment to any such existing agreement or under any similar agreement entered into after the Recapitalization Closing Date shall only be permitted by this clause (10) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Company or any such Restricted Subsidiary in any material respect;

     (11) transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods or services, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company and its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

     (12) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company.

          SECTION 4.08.  Change of Control.  (a)  Upon the occurrence of a
                         ------------------
Change of Control, each Holder shall have the right to require that the Issuer repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b). In the event that at the time of such Change of Control the terms of the Senior Indebtedness of the Issuer restrict or prohibit the repurchase of Securities pursuant to this Section, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following any Change of Control, the Issuer shall
(i) repay in full all such Senior Indebtedness or offer to repay in full all such Senior Indebtedness and repay such Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b) Within 30 days following any Change of Control, the Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer to purchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus any accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (2) the circumstances and relevant facts regarding such Change of Control;

          (3) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

          (4) the instructions determined by the Issuer, consistent with this Section, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased will be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Issuer receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased.

          (d) On the purchase date, all Securities purchased by the Issuer under this Section shall be delivered by the Trustee for cancellation, and the Issuer shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          SECTION 4.09.  Limitation on Assets of Non-Subsidiary Guarantors.  The
                         --------------------------------------------------
Company shall not permit its Restricted Subsidiaries that are not Subsidiary Guarantors, excluding ChipPAC Assembly and Test (Shanghai) Company, Ltd. and ChipPAC (Shanghai) Company Ltd. or any successors thereto, to collectively hold at any one time more than 33 1/3% of the consolidated assets of the Company and its Restricted Subsidiaries.

          SECTION 4.10.  Limitation on Sale of the Capital Stock of the Issuer.
                         ------------------------------------------------------
For so long as any of the Securities are outstanding, the Issuer will continue to be, directly or indirectly, a Wholly Owned Subsidiary of the Company.

          SECTION 4.11.  Future Guarantors.  In the event that, after the Issue
                         ------------------
Date, the Company forms or otherwise acquires, directly or indirectly, any Restricted Subsidiary, the Company shall cause such Restricted Subsidiary to Guarantee the Notes pursuant to a Subsidiary Guaranty on the terms and conditions set forth in the Indenture and the Subsidiary Guaranty Agreement; provided, however, in the event the Company or a Restricted Subsidiary forms or
--------  -------
otherwise acquires, directly or indirectly, a Restricted Subsidiary organized under the laws of a jurisdiction other than the United States and such jurisdiction prohibits by law, regulation or order such Restricted Subsidiary from providing a Guarantee, the Company shall use all commercially reasonable efforts (including pursuing required waivers) over a period up to one year, to provide such Guarantee; provided further, however, that the Company shall not be
                        -------- -------  -------
required to use such commercially reasonable efforts with respect to such subsidiaries for more than a one-year period or such shorter period as the Company shall determine in good faith that it has used all commercially reasonable efforts. If the Company or such Restricted Subsidiary is unable during such period to obtain an enforceable Guarantee in such jurisdiction, then such Restricted Subsidiary shall not be required to provide a Guarantee of the Securities pursuant to the Subsidiary Guaranty so long as such Restricted Subsidiary does not Guarantee any other Indebtedness of the Company and its Restricted Subsidiaries.

          SECTION 4.12.  Withholding Taxes.  All payments made under or with
                         ------------------
respect to the Securities or under or with respect to the Company Guaranty must be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of any jurisdiction from or through which payment is made or in which the payor is organized, resident or engaged in business for tax purposes or any province or territory thereof or by any taxing authority therein (hereinafter "Taxes"), unless the Issuer or the Company is required to withhold or deduct such Taxes by law or by the interpretation or administration thereof. If the Issuer or the Company is so required to withhold or deduct any amount for or on account of Taxes from any payment made under or with respect to the Securities or under or with respect to the Company Guaranty, the Issuer or the Company, as the case may be, will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder after such withholding or deduction (including any withholding or deduction with respect to Additional Amounts) will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted; provided, however, that no Additional Amounts will be payable with respect to payments made to a Holder (an "Excluded Holder") to the extent such Holder is subject to such Taxes by reason of its being connected with the British Virgin Islands or any province or territory thereof otherwise than by the mere holding of the Securities or the receipt of payments thereunder or the enforcement of its rights and obligations under the Securities or the Company Guaranty. The Issuer and the Company will make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority as and when required in accordance with applicable law. The Issuer or the Company will furnish to the Holder, within 30 days after the payment of any Taxes, certified copies of tax receipts evidencing such payment by the Issuer or the Company. The Issuer will upon written request of each Holder (other than an Excluded Holder), reimburse each such Holder for the amount of (i) any Taxes (including penalties, interest and expenses arising therefrom or with respect thereto) imposed or levied and paid by such Holder as a result of payments made under or with respect to the Securities or under or with respect to the Company Guaranty and (ii) any Taxes so levied or imposed and paid by such Holder with respect to any reimbursement under the foregoing clause (i), but excluding any such Taxes on such Holder's net income, so that the net amount received by such Holder after such reimbursement will not be less than the net amount the Holder would have received if Taxes (other than such Taxes on such Holder's net income) on such reimbursement had not been imposed.

          At least 30 days prior to each date on which payment under or with respect to the Securities or the Company Guaranty is due and payable (unless such obligation to pay Additional Amounts arises shortly before or after the 30th day prior to such date, in which case promptly thereafter), if the Issuer or the Company is obligated to pay Additional Amounts with respect to such payment, the Issuer or the Company will deliver to the Trustee an Officers' Certificate stating the fact that such Additional Amounts will be payable and the amounts so payable and setting forth such other information as necessary to enable the Trustee to pay such Additional Amounts to Holders of the Securities on the payment date.

          The Issuer or the Company will pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or the Company Guaranty, the Indenture or any other document or instrument in relation thereof, or the receipt of any payments with respect to the Securities or the Company Guaranty, excluding such taxes, charges or similar levies imposed by any jurisdiction other than (i) the British Virgin Islands, (ii) any other jurisdiction in which any of the Issuer or the Company is organized, resident or engaged in business for tax purposes, (iii) any jurisdiction in which any successor to the Issuer or the Company is organized, resident or engaged in business for tax purposes or (iv) any jurisdiction in which a paying agent is located. In addition, the Issuer and the Company will agree to indemnify the Holders (on an after-tax basis) for any such taxes paid by such Holders.

          The obligations described under this heading shall survive any termination, defeasance or discharge of the Indenture.

          SECTION 4.13.  Compliance Certificate.  The Company shall deliver to
                         -----------------------
the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA (S) 314(a)(4).

          SECTION 4.14.  Further Instruments and Acts.  Upon request of the
                         -----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                   ARTICLE 5

                               Successor Company
                               -----------------

          SECTION 5.01.  When Company, Issuer, and Subsidiary Guarantors May
                         ---------------------------------------------------
Merge or Transfer Assets. (a)  Neither the Issuer nor the Company shall
-------------------------
consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

          (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the British Virgin Islands or the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or the Issuer) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer or Company, as applicable, under the Indenture and the Company Guaranty or the Securities, as applicable;

          (2) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (3) immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a) or (B) the Consolidated Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction;

          (4) the Issuer or Company, as applicable, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and any supplemental indenture comply with this Indenture;

          (5) In the event that the merging corporation (i.e., the Company or the Issuer, as applicable) is organized and existing under the laws of the British Virgin Islands and the Successor Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia or in the event that the merging corporation is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company is organized and existing under the laws of the British Virgin Islands (any of the foregoing events are referred to herein as a "Foreign Jurisdiction Merger"), the Issuer or the Company, as applicable, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such transaction and will be subject to U.S. Federal income tax on the same amounts and at the same times as would have been the case if such transactions had not occurred; and

          (6) In the event of a Foreign Jurisdiction Merger, the Issuer or the Company, as applicable, shall have delivered to the Trustee an Opinion of Counsel in the British Virgin Islands (or other applicable jurisdiction) to the effect that (A) any payment of interest or principal under or with respect to the Notes or the Guaranties will, after the consolidation, merger, conveyance, transfer or lease of assets, be exempt from the Taxes described under Section 4.12, and prepared by the Issuer and (B) no other taxes on income (including capital gains) will be payable under the laws of the British Virgin Islands or any other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes in respect of the acquisition, ownership or disposition of the Notes, including the receipt of interest or principal thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Notes in carrying on a business in the British Virgin Islands or other jurisdiction where the Successor Company is or becomes organized, resident or engaged in business for tax purposes.

provided, however, that clause (3) above shall not apply (X) if, in the good
--------  -------
faith determination of the Board of Directors, whose determination shall be evidenced by a resolution of the Board of Directors, the principal purpose and effect of such transaction is to change the jurisdiction of incorporation of the Issuer or the Company or (y) in the case of a merger of the Issuer or the Company with or into a Wholly Owned Subsidiary of the Company. In addition, notwithstanding clauses (2)-(6) above, the Issuer may merge into ChipPAC Operating Limited and the Company may merge into ChipPAC, Inc, in each case on the Recapitalization Closing Date.

          The Successor Company shall be the successor to the Company or the Issuer, as the case may be, and shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Company under the Indenture, and the predecessor Issuer or Company, except in the case of a lease, shall be automatically released from its obligations under the Company Guaranty, the Securities and this Indenture.

          (b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

          (1) the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a supplemental indenture or Guaranty Agreement, as applicable, all the obligations of such Subsidiary under the Indenture or its Subsidiary Guaranty and under the Securities and this Indenture;

          (2) immediately after giving effect to such trans action or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

          (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture or Guaranty Agreement, if any, complies with this Indenture.

The provisions of clauses (1) and (2) above shall not apply to any one or more transactions involving a Subsidiary Guarantor which constitute an Asset Disposition if the Company has complied with the applicable provisions of
Section 4.06.

                                   ARTICLE 6

                             Defaults and Remedies
                             ---------------------

          SECTION 6.01.  Events of Default.  An "Event of Default" occurs if:
                         ------------------

          (1) the Issuer defaults in any payment of interest or any Additional Amounts on any Security when the same becomes due and payable, whether or not such payment shall be prohibited by Article 10, and such default continues for a period of 30 days;

          (2) the Issuer (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise, whether or not such payment shall be prohibited by Article 10 or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10;

          (3) the Company, the Issuer or any Subsidiary Guarantor fails to comply with Section 5.01;

          (4) the Company or any Restricted Subsidiary fails to comply with
     Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10 or 4.11 (other than a failure to
     purchase Securities when required under Section 4.06 or 4.08) and such failure continues for 30 days after the notice specified below;

          (5) the Company or any Restricted Subsidiary fails to comply with any of its agreements in the Securities or this Indenture (other than those referred to in clause (1), (2), (3) or (4) above) and such failure continues for 60 days after the notice specified below;

          (6) Indebtedness of the Company, the Issuer or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10.0 million, or its foreign currency equivalent at the time;

          (7) the Company, the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A) commences a voluntary case;

               (B) consents to the entry of an order for relief against it in an involuntary case;

               (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (D) makes a general assignment for the benefit of its creditors;

     or takes any comparable action under any foreign laws relating to insolvency;

          (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company, the Issuer or any Significant Subsidiary in an involuntary case;

               (B) appoints a Custodian of the Company, the Issuer or any Significant Subsidiary or for any substantial part of its property; or

                 (C) orders the winding up or liquidation of the Company, the Issuer or any Significant Subsidiary;

     or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

          (9) any judgment or decree for the payment of money in excess of $10.0 million or its foreign currency equivalent at the time is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below; or

          (10) the Company Guaranty or any Subsidiary Guaranty of a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of the Company Guaranty or such Subsidiary Guaranty) or any Significant Subsidiary that is a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guaranty.

          The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal, state or foreign law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          A Default under clauses (4), (5), or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Issuer and the Company of the Default and the Issuer or the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

          The Issuer or the Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6) or (10) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

          SECTION 6.02.  Acceleration.  If an Event of Default (other than an
                         -------------
Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Issuer) occurs and is continuing, the Trustee by notice to the Company or the Issuer, or the Holders of at least 25% in principal amount of the Securities by notice to the Company or the Issuer and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company or the Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable
                            ---- -----
without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03.  Other Remedies.  If an Event of Default occurs and is
                         ---------------
continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          SECTION 6.04.  Waiver of Past Defaults.  The Holders of a majority in
                         ------------------------
principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security (ii) a Default arising from the failure to redeem or purchase any Security when required pursuant to this Indenture or
(iii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

          SECTION 6.05.  Control by Majority.  The Holders of a majority in
                         --------------------
principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed
           --------  -------
proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

          SECTION 6.06.  Limitation on Suits.  Except to enforce the right to
                         --------------------
receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

          (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

          (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

          A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

          SECTION 6.07.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08.  Collection Suit by Trustee.  If an Event of Default
                         --------------------------
specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

          SECTION 6.09.  Trustee May File Proofs of Claim. The Trustee may file
                         --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

          SECTION 6.10.  Priorities.  If the Trustee collects any money or
                         ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

          FIRST:  to the Trustee for amounts due under Section 7.07;

          SECOND: to holders of Senior Indebtedness of the Issuer to the extent required by Article 10;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

          FOURTH:  to the Issuer.

          The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

          SECTION 6.11.  Undertaking for Costs.  In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

          SECTION 6.12.  Waiver of Stay or Extension Laws. The Issuer (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE 7

                                    Trustee
                                    -------

          SECTION 7.01.  Duties of Trustee.  (a)  If an Event of Default has
                         -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b)  Except during the continuance of an Event of Default:

          (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.
     However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

          (1) this paragraph does not limit the effect of paragraph (b) of this Section;

          (2) the Trustee shall not be liable for any error of judgement made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

          (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

          SECTION 7.02.  Rights of Trustee.  (a)  The Trustee may rely on any
                         -----------------
document believed by it to be genuine and to have been signed or presented by the proper per son. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful
        --------  -------
misconduct or negligence.

          (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it here under in good faith and in accordance with the advice or opinion of such counsel.

          SECTION 7.03.  Individual Rights of Trustee.  The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

          SECTION 7.04.  Trustee's Disclaimer.  The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer or the Company in the Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

          SECTION 7.05.  Notice of Defaults.  If a Default occurs and is
                         ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

          SECTION 7.06.  Reports by Trustee to Holders.  As promptly as
                         -----------------------------
practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to May 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as May 15 that complies with TIA (S) 313(a). The Trustee also shall comply with TIA (S) 313(b).

          A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

          SECTION 7.07.  Compensation and Indemnity.  The Issuer shall pay to
                         --------------------------
the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

          To secure the Issuer's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

          The Issuer's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

          SECTION 7.08.  Replacement of Trustee.  The Trustee may resign at any
                         ----------------------
time by so notifying the Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

          If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

          SECTION 7.09.  Successor Trustee by Merger.  If the Trustee
                         ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

          SECTION 7.10.  Eligibility; Disqualification.  The Trustee shall at
                         -----------------------------
all times satisfy the requirements of TIA (S) 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
(S) 310(b); provided, however, that there shall be excluded from the operation
            --------  -------
of TIA (S) 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are out standing if the requirements for such exclusion set forth in TIA (S) 310(b)(1) are met.

          SECTION 7.11.  Preferential Collection of Claims Against Company.  The
                         -------------------------------------------------
Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.


                                   ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

          SECTION 8.01.  Discharge of Liability on Securities; Defeasance.  (a)
                         -------------------------------------------------
When (i) the Issuer delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Issuer or the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.07), and if in either case the Issuer pays all other sums payable hereunder by the Issuer, then this Indenture shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Issuer.

          (b) Subject to Sections 8.01(c) and 8.02, the Issuer or the Company at any time may terminate (i) all the obligations of the Issuer and the Company under the Securities and this Indenture ("legal defeasance option") or (ii) the Company's obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08,
4.09, 4.10 and 4.11 and the operation of Sections 6.01(4), 6.01(6), 6.01(7),
6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) and the limitations contained in Sections 5.01(a)(3) ("covenant defeasance option"). The Issuer and the Company may exercise the legal defeasance option notwithstanding any prior exercise of the covenant defeasance option.

          If the Issuer or the Company exercises the legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Issuer or the Company exercises the covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) and 6.01(9) (but, in the case of Sections 6.01(7) and (8), with respect only to Significant Subsidiaries) or because of the failure of the Company to comply with Section 5.01(a)(3). If the Issuer or the Company exercises the legal defeasance option or the covenant defeasance option, the Company and each Subsidiary Guarantor shall be released from all their obligations with respect to the Company Guaranty or its Subsidiary Guaranty, as the case may be.

          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

          (c) Notwithstanding clauses (a) and (b) above, the Issuer's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Issuer's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

          SECTION 8.02.  Conditions to Defeasance.  Each of the Issuer and the
                         ------------------------
Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Issuer or the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Securities to maturity or redemption, as the case may be;

          (2) the Issuer or the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Issuer occurs which is continuing at the end of the period;

          (4) the deposit does not constitute a default under any other agreement binding on the Issuer and is not prohibited by Article 10;

          (5) the Issuer or the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (6) in the case of the legal defeasance option, the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Issuer or the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable U.S. Federal income tax law) and (iii) an Opinion of Counsel in each of the British Virgin Islands and any other jurisdiction in which the Issuer or the Company is organized, resident or engaged in business for tax purposes to the effect that (A) Holders of the Notes will not recognize income gain or loss for purposes of the tax laws of such jurisdiction as a result of such legal defeasance or covenant defeasance, as applicable, and will be subject for purposes of the tax laws of such jurisdiction to income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred and (B) payments from the defeasance trust will be free of exempt from any and all withholding and other taxes of whatever nature of such jurisdiction or any political subdivision or taxing authority thereof or therein, except in the case of a payment made to a Holder which is subject to such tax by reason of its carrying on a business in the British Virgin Islands or such other jurisdiction;

          (7) in the case of the covenant defeasance option, the Issuer or the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (8) the Issuer or the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

          Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

          SECTION 8.03.  Application of Trust Money.  The Trustee shall hold in
                         --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

          SECTION 8.04.  Repayment to Issuer.  The Trustee and the Paying Agent
                         -------------------
shall promptly turn over to the Issuer
upon request any excess money or securities held by them at any time.

          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Issuer for payment as general creditors.

          SECTION 8.05.  Indemnity for Government Obligations.  The Issuer
                         -------------------------------------
shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

          SECTION 8.06.  Reinstatement.  If the Trustee or Paying Agent is
                         -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer's obligations under this Indenture and the Securities and the Company's obligations under this Indenture and the Company Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer has made
                                --------  -------
any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE 9


                                   Amendments
                                   ----------



          SECTION 9.01.  Without Consent of Holders.  The Company, the Issuer
                         --------------------------
and the Trustee may amend this Indenture or the Securities without notice to or consent of any Securityholder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2)  to comply with Article 5;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                       --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

          (4) to add guarantees with respect to the Securities, including any Guaranties, or to secure the Securities;

          (5) to add to the covenants of the Company and the Restricted Subsidiaries of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company and the Restricted Subsidiaries of the Company;

          (6) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

          (7)  to secure the Notes; or

          (8) to make any change that does not adversely affect the rights of any Securityholder.

          An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 (or Article 3 of the Subsidiary Guaranty Agreement) of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. Notwithstanding the foregoing sentence, the Issuer shall not be required to mail to Securityholders a notice with respect to the First Supplemental Indenture, dated as of the Recapitalization Closing Date, by and among ChipPAC International Company Limited, ChipPAC, Inc. and the Trustee, pursuant to which each of ChipPAC International Company Limited and ChipPAC, Inc. assume obligations under this Indenture. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.02.  With Consent of Holders. The Company, the Issuer and
                         -----------------------
the Trustee may amend this Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment;

          (2) reduce the rate of or extend the time for payment of interest on any Security;

          (3) reduce the principal of or extend the Stated Maturity of any Security;

          (4) reduce the premium payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed in accordance with Article 3;

          (5) make any Security payable in money other than that stated in the Security;

          (6) make any change in Section 6.04 or 6.07 or the second sentence of this Section;

          (7) make any change in any Guaranty (including the subordination provisions of such Guaranty) that would adversely affect the Securityholders; or

          (8) make any change in the provisions of paragraph 6 of the Securities.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          Notwithstanding this Section 9.02, any amendment to Article 10 or 12 (or Article 3 of the Subsidiary Guaranty Agreement) that adversely affects the rights of any Securityholder under Article 10 or 12 (or Article 3 of the Subsidiary Guaranty Agreement) will require the consent of Holders of at least 75% in aggregate principal amount of the Securities then outstanding. An amendment under this Section may not make any change that adversely affects the rights under Article 10 or 12 (or Article 3 of the Subsidiary Guaranty Agreement) of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

          After an amendment under this Section becomes effective, the Issuer shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

          SECTION 9.03.  Compliance with Trust Indenture Act. Every amendment to
                         -----------------------------------
this Indenture or the Securities shall comply with the TIA as then in effect.

          SECTION 9.04.  Revocation and Effect of Consents and Waivers. A
                         ---------------------------------------------
consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

          SECTION 9.05.  Notation on or Exchange of Securities. If an amendment
                         -------------------------------------
changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company, the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

          SECTION 9.06.  Trustee To Sign Amendments. The Trustee shall sign any
                         --------------------------
amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

          SECTION 9.07.  Payment for Consent. Neither the Issuer nor any
                         -------------------
Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                  ARTICLE 10

                                 Subordination
                                 -------------

          SECTION 10.01. Agreement To Subordinate. The Issuer agrees, and each
                         ------------------------
Securityholder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment of all Obligations with respect to Senior Indebtedness of the Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with all other Senior
                                      ---- -----
Subordinated Indebtedness of the Issuer and only Indebtedness of the Issuer which is Senior Indebtedness shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

          SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of the Issuer to creditors upon a total or partial liquidation or a total or partial dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property:

          (1) the holders of Senior Indebtedness of the Issuer shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Securityholders shall be entitled to receive any payment or distribution with respect to the Securities; and

          (2) until such Senior Indebtedness is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, to at least the same extent as the Securities are subordinated to Senior Indebtedness of the Issuer.

          SECTION 10.03. Default on Senior Indebtedness. The Issuer may not pay
                         ------------------------------
(in cash, property or other assets) the principal of or interest on the Securities or make any deposit pursuant to Section 8.01 and may not repurchase, redeem or (except for Securities delivered to the Trustee pursuant to the second sentence of paragraph 6 of the Securities) otherwise retire any Securities (collectively, "pay the Securities") if either of the following occurs (each, a "Payment Default") (i) any Obligations with respect to Senior Indebtedness of the Issuer are not paid in full when due or (ii) any other default on Senior Indebtedness of the Issuer occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case,
(x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that the Issuer may pay the Securities without regard
      --------  -------
to the foregoing if the Issuer and
the Trustee receive written notice approving such payment from the Representative of such Senior Indebtedness. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Issuer may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Company and the Trustee of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because no defaults continue in existence which would permit the acceleration of the Designated Senior Indebtedness at such time) or (iii) because such Designated Senior Indebtedness has been repaid in full in cash. Notwithstanding the provisions described in the immediately preceding sentence, unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, or any Payment Default otherwise exists, the Issuer may resume payments on the Securities after termination of such Payment Blockage Period. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if
                                                      --------  -------
any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness (other than the Bank Indebtedness), the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however, that in no event may the total
                    ----------------  -------
number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360-consecutive-day period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 10.04. Acceleration of Payment of Securities. If payment of
                         -------------------------------------
the Securities is accelerated because of an Event of Default, the Issuer or the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of the acceleration. If any Designated Senior Indebtedness is outstanding at the time of such acceleration, neither the Company nor any Subsidiary Guarantor may pay the Securities until five Business Days after the Representatives of all the issues of Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if the Indenture otherwise permits payment at that time.

          SECTION 10.05. When Distribution Must Be Paid Over. If a distribution
                         -----------------------------------
is made to Securityholders that because of this Article 10 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Issuer and pay it over to them as their interests may appear.

          SECTION 10.06. Subrogation. After all Senior Indebtedness of the
                         -----------
Issuer is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on such Senior Indebtedness.

          SECTION 10.07. Relative Rights. This Article 10 defines the relative
                         ---------------
rights of Securityholders and holders of Senior Indebtedness of the Issuer. Nothing in this Indenture shall:

          (1) impair, as between the Issuer and Securityholders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Issuer to receive distributions otherwise payable to Securityholders.

          SECTION 10.08. Subordination May Not Be Impaired. No right of any
                         ---------------------------------
holder of Senior Indebtedness of the Issuer to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

          SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice; provided,
                                                                       --------
however, that, if an issue of Senior Indebtedness of the Issuer has a
-------
Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Issuer with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Indebtedness of the Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 10.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Issuer, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure to make a payment pursuant to the Securities
-------------------
by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Secu-rityholders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12. Trust Moneys Not Subordinated. Notwithstanding
                         -----------------------------
anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Indebtedness of the Issuer or any other creditor of the Issuer.

          SECTION 10.13. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 10, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14. Trustee To Effectuate Subordination. Each
                         -----------------------------------
Securityholder by accepting a Security author-izes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                  ARTICLE 11

                               Company Guaranty
                               ----------------

          SECTION 11.01. Guaranty. The Company hereby unconditionally and
                         --------
irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Securities and (b) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). The Company further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Company and that the Company will remain bound under this Article 11 notwithstanding any extension or renewal of any Obligation.

          The Company waives presentation to, demand of, payment from and protest to the Issuer of any of the Obligations and also waives notice of protest for nonpayment. The Company waives notice of any default under the Securities or the Obligations. The obligations of the Company hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (b) any extension or renewal of any such claim, demand, right or remedy; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement;
(d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) any change in the ownership of the Company.

          The Company further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

          The Company Guaranty is, to the extent and in the manner set forth in
Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the Company, and the Company Guaranty is made subject to such provisions of this Indenture.

          Except as expressly set forth in Section 8.01(b) the obligations of the Company hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Company herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the

Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Company or would otherwise operate as a discharge of the Company as a matter of law or equity.

          The Company further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Company by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, the Company hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

          The Company agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Article 12 further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in
Article 6 for the purposes of the Company's Guaranty, herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Company for the purposes of this Section.

          The Company also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

          SECTION 11.02. Successors and Assigns. This Article 11 shall be
                         ----------------------
binding upon the Company and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.03. No Waiver. Neither a failure nor a delay on the part of
                         ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.04. Modification. No modification, amendment or waiver of
                         ------------
any provision of this Article 11, nor the consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in the same, similar or other circumstances.


                                  ARTICLE 12

                       Subordination of Company Guaranty
                       ---------------------------------

          SECTION 12.01. Agreement To Subordinate. The Company agrees, and each
                         ------------------------
Securityholder by accepting a Security agrees, that the Obligations of the Company are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment of all Obligations with respect to Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of the Company shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and
---- -----
only Senior Indebtedness of the Company (including the Company's Guaranty of Senior Indebtedness of the Issuer) shall rank senior to the Obligations of the Company in accordance with the provisions set forth herein.

          SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

          (1) the holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all Obligations with respect to such Senior Indebtedness (including all interest accruing subsequent to the filing of a petition in bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) before Securityholders shall be entitled to receive any payment or distribution with respect to any Obligations of the Company; and

          (2) until the Senior Indebtedness of the Company is paid in full in cash, any payment or distribution to which Securityholders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Securityholders may receive shares of stock and any debt securities of the Company that are subordinated to Senior Indebtedness, and to any debt securities received by holders of Senior Indebtedness, of the Company to at least the same extent as the Obligations of the Company are subordinated to Senior Indebtedness of the Company.

          SECTION 12.03. Default on Senior Indebtedness of the Company. The
                         ---------------------------------------------
Company may not make any payment (in cash, property or other assets) pursuant to any of its Obligations or repurchase, redeem or otherwise retire or defease any Securities or other Obligations (collectively, "pay its Guaranty") if either of the following Payment Defaults occurs: (i) any Obligations with respect to Senior Indebtedness of the Company are not paid in full when due or

(ii) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded in writing or (y) such Senior Indebtedness has been paid in full in cash; provided, however, that the Company may pay its
                           --------  -------
Guaranty without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of such Senior Indebtedness. The Company may not pay its Guaranty during the continuance of any Payment Blockage Period after receipt by the Company and the Trustee of a Payment Notice under Section 10.03. Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of Designated Senior Indebtedness giving such Payment Notice or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company may resume payments pursuant to its Guaranty after termination of such Payment Blockage Period.

          SECTION 12.04. Demand for Payment. If a demand for payment is made on
                         ------------------
the Company pursuant to Article 11, the Trustee shall promptly notify the holders of the Designated Senior Indebtedness (or their Representatives) of such demand.

          SECTION 12.05. When Distribution Must Be Paid Over. If a distribution
                         -----------------------------------
is made to Securityholders that because of this Article 12 should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of the relevant Senior Indebtedness and pay it over to them or their Representatives as their interests may appear.

          SECTION 12.06. Subrogation. After all Senior Indebtedness of the
                         -----------
Company is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 12 to holders of such Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on such Senior Indebtedness.

          SECTION 12.07. Relative Rights. This Article 12 defines the relative
                         ---------------
rights of Securityholders and holders of Senior Indebtedness of the Company. Nothing in this Indenture shall:

          (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay the Obligations to the extent set forth in Article 11 or the Company Guaranty; or

          (2) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by the Company under the Obligations, subject to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to Securityholders.

          SECTION 12.08. Subordination May Not Be Impaired by Issuer. No right
                         -------------------------------------------
of any holder of Senior Indebtedness of the Company to enforce the subordination of the Obligations of the Company shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

          SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 12.03, the Trustee or Paying Agent may continue to make payments on the Company Guaranty and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article 12. The Issuer, the Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company may give the notice; provided, however, that, if an issue of Senior
                             --------  -------
Indebtedness of the Company has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not the Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 12 with respect to any Senior Indebtedness of the Company which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

          SECTION 12.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company, the distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11. Article 12 Not To Prevent Defaults Under a Guaranty or
                         ------------------------------------------------------
Limit Right To Demand Payment. The failure to make a payment pursuant to a
-----------------------------
Guaranty by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default under such Guaranty. Nothing in this
Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on the Company pursuant to Article 11 or the relevant Guaranty.

          SECTION 12.12. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 12, the Trustee and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness of the Company for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.13. Trustee To Effectuate Subordination. Each
                         -----------------------------------
Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness of the Company as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness of the Company. The Trustee shall not be deemed to owe any
---------------------------
fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of such Senior Indebtedness shall be entitled by virtue of this
Article 12 or otherwise.

          SECTION 12.15. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Securityholder by accepting a Security
------------------------
acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                  ARTICLE 13

                                 Miscellaneous
                                 -------------

          SECTION 13.01. Trust Indenture Act Controls. If any provision of
                         ----------------------------
this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

          SECTION 13.02. Notices. Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail or by telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

               if to the Issuer or any Guarantor:

               ChipPAC, Inc.
               3151 Coronado Drive
               Santa Clara, CA 95054
               Attention of Chief Financial Officer
               Telecopy:  408-486-5900

                    if to the Trustee:

               Firstar Bank of Minnesota, N.A.
               101 East Fifth Street
               St. Paul, MN 55101
               Attention of Corporation Trust Department

          The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. Communication by Holders with Other Holders.
                         -------------------------------------------
Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA (S) 312(c).

          SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the
Trustee:

          (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:


          (1) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.


          SECTION 13.06. When Securities Disregarded. In determining whether
                         ---------------------------
the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer, the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

          SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. Governing Law. This Indenture and the Securities shall
                         -------------
be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          SECTION 13.10. No Recourse Against Others. A director, officer,
                         --------------------------
employee or stockholder, as such, of the Issuer or the Company shall not have any liability for any obligations of the Issuer or the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11. Successors. All agreements of the Issuer and the
                         ----------
Company in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. Multiple Originals. The parties may sign any number
                         ------------------
of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          SECTION 13.14. Agent for Service; Submission to Jurisdiction; Waiver
                         -----------------------------------------------------
of Immunities. By the execution and delivery of this Indenture, the Issuer and
-------------
the Company each (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed CT Corporation System (and any successor entity) ("CT"), 1633 Broadway, New York, New York 10019, as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Securities or the Guaranties that may be instituted in any Federal or state court located in the Borough of Manhattan in The City of New York or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder) or any Holder, and acknowledges that CT has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CT and written notice of said service to the Issuer or the Company, shall be deemed in every respect effective service of process upon the Issuer or the Company, as the case may be, in any such suit or proceeding. The Issuer and the Company each further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CT in full force and effect so long as this Indenture shall be in full force and effect.

          The Issuer and the Company each hereby irrevocably and unconditionally waive, to the fullest extent they may legally effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture, the Securities or the Guaranties in any Federal or state court located in the Borough of Manhattan in The City of New York. The Issuer and the Company each hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          To the extent that the Issuer and the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in this Indenture and the Securities, to the extent permitted by law.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                        CHIPPAC INTERNATIONAL LIMITED,



                                           by  /s/ Tony Lin

                                               ________________________
                                               Name:  Tony Lin
                                               Title: Chief Financial Officer


                                        CHIPPAC MERGER CORP.,



                                           by  /s/ David Dominik

                                               ________________________
                                               Name:  David Dominik
                                               Title: Chief Executive Officer



                                        FIRSTAR BANK OF MINNESOTA, N.A.,



                                           by  /s/ Frank Leslie

                                               ________________________
                                               Name:  Frank Leslie
                                               Title: Vice President